As filed with the Securities and Exchange Commission on May 28, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OWENS CORNING
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
43-2109021
(I.R.S. Employer Identification Number)
One Owens Corning Parkway
Toledo, Ohio 43659
(419) 248-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gina A. Beredo
Executive Vice President, General Counsel and Corporate Secretary
Owens Corning
One Owens Corning Parkway
Toledo, Ohio 43659
(419) 248-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
OWENS CORNING
Common Stock
Debt Securities

We may offer and sell our common stock, par value $0.01 per share, and/or debt securities from time to time in one or more offerings. We will provide specific terms of any offering of these securities, including the initial public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will be the initial public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.
Our common stock is listed on the New York Stock Exchange under the symbol “OC.”

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the Securities Act. Under the automatic shelf process, we may offer and sell, from time to time, the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement containing specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you make any investment decision, you should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Incorporation of Certain Information by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
References in this prospectus to the terms “Owens Corning,” “Company,” “we,” “our” and “us” refer to Owens Corning, a Delaware corporation, and its subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Our disclosures and analysis in this prospectus and the materials we have filed or will file with the SEC, including documents incorporated by reference or deemed incorporated by reference herein or therein, as well as information included in our other written or oral statements, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will” and other terms of similar meaning or import, or the negatives thereof, in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions, including the acquisition of Masonite International Corporation, or Masonite; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness, including indebtedness incurred in connection with the acquisition of Masonite; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements, including our ability to achieve the strategic and other objectives relating to the Masonite acquisition, including any expected synergies; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; our ability to successfully integrate the Masonite acquisition; any material adverse changes in the business of Masonite; the strategic review of our Glass Reinforcements business; and defined benefit plan funding obligations.
All forward-looking statements in this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) should be considered in the context of the risks and other factors described above and in the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. Any users of this prospectus should not interpret the disclosure of any risk factor to imply that the risk has not already materialized. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated or deemed incorporated by reference herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus (including documents incorporated by reference or deemed incorporated by reference herein) are cautioned not to place undue reliance on the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to these reports, as well as proxy statements on Schedule 14A, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investor Relations” page of our website at www.owenscorning.com. We do not intend for information contained on or accessible through our website to be part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:
•our Annual Report on Form 10-K (File No. 001-33100) for the fiscal year ended December 31, 2023;
•our Quarterly Report on Form 10-Q (File No. 001-33100) for the quarterly period ended March 31, 2024;
•our Current Reports on Form 8-K (File No. 001-33100) filed with the SEC on February 9, 2024 (Item 1.01 only), March 1, 2024, March 6, 2024, April 15, 2024, April 29, 2024, May 13, 2024, May 15, 2024 (Items 2.01, 2.03, 9.01(a), 9.01(b) and related exhibits, only) and May 22, 2024; and
•the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on October 19, 2006, as amended, including any amendment or report filed for the purpose of updating that description.
We will not, however, incorporate by reference in this prospectus or any prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide to each person, including any beneficial owner of our securities to whom this prospectus is delivered, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these documents, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Owens Corning
One Owens Corning Parkway
Toledo, Ohio 43659
Attention: Corporate Secretary
Telephone: (419) 248-8000

OUR COMPANY
Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. The Company has four reporting segments: Roofing, Insulation, Doors and Composites. The Doors segment was added as a result of the Company’s successful acquisition of Masonite on May 15, 2024. See “Where You Can Find More Information.” Through these lines of business, the Company manufactures and sells products worldwide. We are a market leader in many of our major product categories.
Our principal executive offices are located at One Owens Corning Parkway, Toledo, Ohio 43659, and our telephone number at that address is (419) 248-8000. Our principal website is located at www.owenscorning.com. Information on or available through our website is not incorporated into this prospectus, other than documents that we file with the SEC that we specifically incorporate by reference.

RISK FACTORS
An investment in our securities involves risk. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term debt prior to their stated use.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of the General Corporation Law of the State of Delaware, or the DGCL, and our amended and restated certificate of incorporation, or our certificate of incorporation, and our fourth amended and restated bylaws, or our bylaws. This description is only a summary and does not purport to be complete, therefore it is subject to and is qualified in its entirety by reference to the terms of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.
Authorized Capital Stock
The Company’s authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, or common stock, and 10,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock. We may issue preferred stock in one or more series with rights and preferences as authorized by resolution by our board of directors. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of our common stock and will subject our common stock to the prior dividend and liquidation rights of the outstanding shares of each series of preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued or are outstanding.
Common Stock
Voting. The holders of common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote, subject only to any exclusive voting rights that may vest in holders of the preferred stock under the provisions of any series of the preferred stock established by our board of directors. Generally, all matters to be voted on by stockholders must be approved by a majority in voting power of the stock having voting power present in person or represented by proxy. However, questions governed expressly by provisions of the certificate of incorporation or bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law. The election of directors is by majority vote in uncontested director elections, and there is no cumulative voting for the election of directors. Certain provisions of our certificate of incorporation require a 75% vote of our outstanding common stock to be altered, amended or repealed.
Dividend Rights. Subject to the rights of the holders of any outstanding shares of preferred stock and any restrictions that may be imposed under our credit agreement governing our senior revolving credit facility or other contractual restrictions, the holders of common stock will be entitled to such dividends and other distributions of cash or any other right or property as may be declared by the board of directors out of the assets or funds legally available for such dividends or distributions. If there is any preferred stock outstanding at such time, dividends on the preferred stock must be paid in full or declared and set aside for payment before dividends may be paid to the holders of common stock. Under our credit agreement, we may not pay a cash dividend if a payment or bankruptcy default or event of default thereunder exists at the time of declaration or if a dividend payment violates the provisions of our formation documents or other material agreements.
Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.
Conversion, Redemption and Preemptive Rights. Our common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to our common stock. Our certificate of incorporation does not provide that holders of common stock any preference or preemptive right to subscribe for or purchase additional common stock or securities of Owens Corning.
Listing. Our common stock is listed on the New York Stock Exchange under the symbol “OC.”

Provisions of Our Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect
Our certificate of incorporation and bylaws contain several provisions that could have the effect of delaying, deterring or preventing the acquisition of control of Owens Corning by means of a tender offer, open market purchases, a proxy contest or otherwise. Set forth below is a description of those provisions.
Number of Directors; Filling Vacancies. Our bylaws provide that the exact number of directors shall be fixed from time to time by our board of directors. Although our bylaws provide that any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of the then-outstanding voting stock, the bylaws also provide that vacant directorships may be filled by the board of directors.
Special Meetings of Stockholders; Stockholders Cannot Act by Written Consent. Our bylaws provide that a special meeting of stockholders may be called only by our board of directors pursuant to a resolution approved by a majority of the whole board of directors, except as may otherwise be required by law. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by our stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. In addition to certain procedural, disclosure and other requirements, our bylaws provide that a stockholder must appear at the applicable meeting to present its nomination or proposed business to avoid the nomination or proposed business being disregarded.
Certain Effect of Authorized but Unissued Stock. Unissued and unreserved shares of common stock or preferred stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. One of the effects of unissued and unreserved shares of capital stock may be to enable our board of directors to render more difficult or discourage an attempt to obtain control of Owens Corning by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, our board of directors determines that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without stockholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
Section 203 of the General Corporation Law of the State of Delaware
We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless:
•prior to such date, the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) directors who are also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•on or subsequent to such date, the business combination is approved by the corporation’s board of directors and by the affirmative vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES
We will issue the debt securities in one or more series. Debt securities will be issued under the indenture dated as of June 2, 2009, as amended and supplemented from time to time, or the indenture, among us, the Subsidiary Guarantors (as defined below) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee. We have summarized below the material provisions of the indenture. However, because this is only a summary and does not purport to be complete, it is subject to and is qualified in its entirety by reference to the indenture, which is incorporated by reference into the registration statement of which this prospectus is a part. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “—Certain Definitions.” In this “Description of Debt Securities,” “Owens Corning,” “we,” “us,” “our” and similar words refer solely to Owens Corning (and any successor, as permitted by the indenture) and not any of its subsidiaries.
General
The debt securities will be our general obligations and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness.
The debt securities will not be initially guaranteed by any of our Subsidiaries. However, if in the future, any of our Domestic Subsidiaries becomes a borrower or a guarantor under the Credit Agreement, such Subsidiary will be required to fully and unconditionally guarantee the debt securities (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). Each Note Guarantee (as defined below under “—Subsidiary Guarantees”) by a Subsidiary Guarantor, if any, will be a general obligation of such Subsidiary Guarantor and will rank on a parity with the other unsecured and unsubordinated indebtedness of such Subsidiary Guarantor. Each Note Guarantee, if any, will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantor, to the extent of the value of the collateral securing such indebtedness.
We may issue the debt securities in one or more series, as authorized from time to time by our board of directors, any committee of our board of directors or any duly authorized officer. The indenture does not limit our ability to incur additional indebtedness, nor does it afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Owens Corning. However, the indenture provides, subject to significant exceptions, that neither we nor any Subsidiary Guarantors may subject certain of our property or assets to any lien (other than specified permitted liens) unless the debt securities are secured equally and ratably with or prior to that other secured indebtedness. See “—Certain Covenants” below. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the covenants or events of default described below.
We will describe in a supplement to this prospectus the particular terms of any debt securities being offered, any modifications of or additions to the general terms of the debt securities and any material U.S. federal income tax considerations that may be applicable in the case of offered debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.
The applicable prospectus supplement will describe specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:
•the title of the series of debt securities;
•the aggregate principal amount and authorized denominations (if other than $1,000 and integral multiples of $1,000);
•the initial public offering price;
•the original issue and stated maturity date or dates;

•the interest rate or rates (which may be fixed or variable), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;
•the manner and place of payment of principal, premium, if any, and interest, if any;
•if other than U.S. dollars, the currency or currencies in which payment of the initial public offering price and/or principal, premium, if any, and interest, if any, may be made;
•whether (and if so, when and at what price) we may be obligated to repurchase the debt securities;
•whether (and if so, when and at what price) the debt securities can be redeemed by us or at the option of the holder;
•under what circumstances, if any, we will pay additional amounts on the debt securities to non-U.S. holders in respect of taxes;
•whether the debt securities will be issued in registered or bearer form (with or without coupons) and, if issued in the form of one or more global securities, the depositary for such securities;
•where the debt securities can be exchanged or transferred;
•whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;
•whether (and if so, when and at what rate) the debt securities will be convertible into, or exchangeable for, shares of our common stock and the terms and conditions, including prices or rates of conversion or exchange, upon which such conversion or exchange will be effected;
•whether there will be a sinking fund;
•provisions, if any, for the defeasance or discharge of the debt securities;
•any addition to, or modification or deletion of, any Events of Default or covenants contained in the indenture relating to the debt securities; and
•any other terms of the series.
If we issue original issue discount securities, we will also describe in the applicable prospectus supplement the material U.S. federal income tax consequences and other special considerations applicable to those securities.
We are not required to issue all of the debt securities of a series at the same time, and debt securities of the same series may vary as to interest rate, maturity and other provisions. Unless otherwise provided in the applicable prospectus supplement, the aggregate principal amount of a series may be increased and additional debt securities of such series may be issued.
Denominations, Registration, Transfer and Exchange
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Book-Entry, Delivery and Form” below. Unless otherwise indicated in the applicable prospectus supplement, any debt securities we issue in bearer form will have coupons attached.
Registered debt securities of any series (other than registered debt securities in global form) will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. If so provided in the applicable prospectus supplement, to the extent permitted by law, debt securities of any series issued in bearer form which by their terms are registrable as to principal and interest may be exchanged, at the option of the holders, for registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions, upon surrender of those securities at the corporate trust office of the trustee or at any other office or agency designated by us for the purpose of making any such exchanges. Except in certain limited circumstances, debt securities issued in bearer form with coupons surrendered for exchange must be surrendered with all unmatured coupons and any matured coupons in default attached thereto.
Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.
We are not required (i) to issue, register the transfer of or exchange debt securities of any series during the period from the opening of business 15 days before the day a notice of redemption relating to debt securities of that series selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register the transfer of or exchange any debt security so selected for redemption, except for the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents
If we issue a series of debt securities only in registered form, we will maintain in each place of payment for those debt securities an office or agency where those debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the indenture. We may also maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of that series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of those debt securities and the indenture.
We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the applicable series of debt securities.
Certain Covenants
Unless otherwise specified in the applicable prospectus supplement, set forth below are certain covenants that apply to the debt securities:
Limitation on Mortgages and Liens. Neither we nor any of our Subsidiaries may, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any Subsidiary (in each case, whether owned on the date of the indenture or thereafter acquired) without equally and ratably securing any debt securities then outstanding, unless the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property or upon the Capital Stock of any Subsidiary (in each case, whether owned on the date of the indenture or thereafter acquired) plus the amount of all outstanding Attributable Debt incurred pursuant to the first bullet point under the description of the covenant entitled “Limitation on Sale and Leaseback Transactions” below would not exceed 10% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. This limitation does not apply to Permitted Liens as described in the indenture (and defined in “—Certain Definitions”), including:
•Liens existing on the date of the indenture;

•Liens in favor of us or any of our Subsidiaries;
•Liens on property owned by a Person existing at the time such Person is merged with or into or consolidated with us or any of our Subsidiaries, which Liens existed prior to the contemplation of such merger or consolidation and which do not extend to any assets other than those of such Person;
•Liens on acquired property existing at the time of the acquisition, which existed prior to the contemplation of such acquisition;
•Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other similar obligations;
•Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings;
•any extension, renewal or replacement of any Lien referred to above, so long as (1) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien and (2) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the original Lien; and
•zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of us and our Subsidiaries taken as a whole.
Limitation on Sale and Leaseback Transactions. Neither we nor any of our Subsidiaries may sell any Principal Property (whether owned on the date of the indenture or thereafter acquired) with the intention of taking back a lease of that property for a period of more than three years (including renewals at the option of the lessee) other than leases between us and any of our Subsidiaries or leases between our Subsidiaries, unless:
•after giving effect thereto, the aggregate amount of all outstanding Attributable Debt with respect to all such transactions, plus the amount of outstanding Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any Subsidiary ( in each case, whether owned on the date of the indenture or thereafter acquired) incurred without equally and ratably securing the debt securities pursuant to the covenant entitled “Limitation on Mortgages and Liens,” as described above, would not exceed 10% of Consolidated Net Tangible Assets calculated at the time of the transaction; or
•within 120 days after such Sale and Leaseback Transaction, we, or such Subsidiary, apply an amount equal to the greater of the net proceeds of such Sale and Leaseback Transaction and the fair market value at the time of the transaction of the Principal Property so leased to the retirement of Funded Debt of us or any of our Subsidiaries.
Merger or Consolidation
We may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of us and our Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
•either (a) we are the survivor formed by or resulting from such consolidation or merger or (b) the surviving or successor entity (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
•the surviving or successor entity (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee;

•immediately after completion of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists; and
•the surviving or successor entity (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made shall have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection with such transaction comply with the indenture provisions and that all conditions precedent in the indenture relating to such transaction have been complied with.
In addition, we may not, directly or indirectly, lease all or substantially all of the properties or assets of us and our Subsidiaries, taken as a whole, in one or more related transactions, to another Person. However, the restriction on mergers, consolidations and dispositions of substantially all assets shall not apply to:
•a merger of us with an affiliate solely for the purpose of reincorporating us in another jurisdiction; or
•any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our Subsidiaries.
Subsidiary Guarantees
We will not permit any of our Domestic Subsidiaries to, directly or indirectly, guarantee any Person’s obligations under our Credit Agreement unless such Subsidiary concurrently executes a supplemental indenture and a Guarantee of the Company’s obligations under the indenture and the debt securities of any series (each, a “Note Guarantee”).
Events of Default
“Event of Default” means, with respect to a series of debt securities, any of the following events:
•failure to pay interest on the debt securities of such series, which failure continues for a period of 30 days after payment is due;
•failure to make any principal or premium payment on the debt securities of such series when due;
•failure to comply with any agreement in the indenture (other than those described in the two preceding bullet points) for 60 days after we receive notice of such failure from the trustee or we and a responsible officer of the trustee receive notice of such failure from the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding voting as a single class;
•default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Subsidiaries (or the payment of which is guaranteed by us or any of our Subsidiaries), whether such Indebtedness or Guarantee existed as of the date of the indenture or is created thereafter, and which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more;
•certain events of bankruptcy, insolvency or reorganization of us or any of our Subsidiaries that is a Significant Subsidiary or any group of our Subsidiaries that, taken together, would constitute a Significant Subsidiary;
•except as permitted by the indenture, any Note Guarantee of the debt securities of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee of the debt securities of such series; or
•any other Event of Default provided with respect to debt securities of such series pursuant to the indenture.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to us, any Subsidiary of ours that is a Significant Subsidiary or any group of our Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding debt securities of each series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a particular series may declare all the debt securities of such series to be due and payable immediately.
Notwithstanding the foregoing, if (subject to certain conditions provided in the indenture) we pay or deposit with the trustee a sum sufficient to pay all overdue installments of interest or other payments with respect to coupons on all debt securities that have become due and payable pursuant to the provisions described in the preceding paragraph and certain other obligations and all other Events of Default have been cured, waived or otherwise remedied as provided in the indenture, then the holders of a majority in aggregate principal amount of the debt securities of all series that have been accelerated (voting as a single class), by written notice to us and the trustee, may waive all defaults with respect to all such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or affect any subsequent default or impair any right consequent on any subsequent default.
Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or Event of Default of which a responsible officer of the trustee has actual knowledge, and shall be protected in withholding such notice if it in good faith determines that withholding notice is in the interests of the holders, except a default or Event of Default relating to the payment of principal, interest or premium, if any, on such debt securities.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee will be under no obligation to exercise any of the rights or powers under the indenture with respect to any series of debt securities at the request or direction of any holders of such series of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any costs, expenses and liabilities that might be incurred by it in compliance with such a request or direction. The trustee may refuse to follow any direction that conflicts with law or the indenture or that would involve the trustee in personal liability. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a debt security of a particular series may institute any proceeding for any remedy with respect to the indenture or such series of debt securities unless:
(1)such holder has previously given a responsible officer of the trustee written notice that an Event of Default is continuing;
(2)holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested in writing that the trustee pursue such proceedings in respect of such Event of Default as trustee;
(3)such holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against any cost, liability or expense which may be incurred in compliance with such request;
(4)the trustee has not instituted such proceeding within 60 days after the receipt of the notice, request and offer of indemnity or security; and
(5)holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

We are required to deliver to the trustee annually a certificate regarding compliance with the indenture. Upon becoming aware of any default or Event of Default, we are required to deliver to the trustee a statement specifying such default or Event of Default.
Modification or Waiver
We and the trustee may, at any time and from time to time, amend the indenture or the debt securities of any series without notice to or the consent of the holders of outstanding debt securities for any of the following purposes:
•to effect the assumption of our or any Subsidiary Guarantor’s obligations under the indenture by a successor Person;
•to impose additional covenants and Events of Default or to add Guarantees of other Persons for the benefit of the holders of any series of debt securities;
•to add or change any of the provisions of the indenture relating to the issuance or exchange of debt securities of any series in registered form, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of such series or related coupons in any material respect;
•to change or eliminate any of the provisions of the indenture, but only if the change or elimination becomes effective when there is no outstanding debt security of any series or related coupon which is entitled to the benefit of such provision and as to which such modification would apply;
•to secure the debt securities of any series;
•to supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;
•to establish the form or terms of the debt securities and coupons, if any, of any series as permitted by the indenture;
•to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture to facilitate the administration of the trusts by more than one trustee;
•to correct any mistakes or defects in the indenture, but only if such action does not adversely affect the interests of the holders of outstanding debt securities or related coupons in any material respect or otherwise amend the indenture in any respect that does not adversely affect the interests of the holders of outstanding debt securities or related coupons;
•to conform the text of the indenture, the debt securities or any Note Guarantees to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or circular pursuant to which such debt securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture, the debt securities or any Note Guarantees;
•to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the debt securities of a particular series; and
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.
In addition, we, any Subsidiary Guarantors and the trustee may amend the indenture and the debt securities of any series with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by such modification to add, change or eliminate any provision of, or to modify the rights of holders of debt securities of such series under, the indenture; provided, however, we may not take any of the following actions without the consent of each holder of outstanding debt securities of any series affected thereby:
•change the stated maturity of the principal of, or any installment of interest on, the debt securities of any series or related coupon, reduce the principal amount thereof, the interest thereon or any premium payable upon redemption thereof or change the currency or currencies in which the principal, premium or interest is denominated or payable;
•reduce the amount of, or impair the right to institute suit for the enforcement of, any payment on the debt securities of any series following maturity thereof;
•reduce the percentage in principal amount of outstanding debt securities of any series required for consent to any waiver of defaults or compliance with certain provisions of the indenture with respect to such series; or
•modify any provision of the indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder of outstanding debt securities affected thereby.
A modification with respect to one or more particular series of debt securities and related coupons, if any, will not affect the rights under the indenture of the holders of debt securities of any other series and related coupons, if any.
The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive an existing default or Event of Default under the indenture with respect to the debt securities of such series and its consequences, except a default or Event of Default (i) in the payment of principal of, premium or interest, if any, on such series or (ii) in respect of a covenant or provision which, as described above, cannot be modified or amended without the consent of each holder of debt securities of such series affected. Upon any such waiver, the default will cease to exist with respect to the debt securities of such series and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the indenture, but the waiver will not extend to any subsequent or other default or Event of Default or impair any right consequent thereto.
We may elect in any particular instance not to comply with any term, provision or condition set forth in the covenants described above under “— Certain Covenants—Limitation on Mortgages and Liens,” “—Certain Covenants—Limitation on Sale and Leaseback Transactions” and “—Subsidiary Guarantees” and the officers’ certificate and opinion of counsel delivery requirement described in the fourth bullet point under “—Merger or Consolidation” above (and any other covenant not specified herein but which is specified to be subject to this waiver provision pursuant to the terms of any particular series of debt securities), if, before the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee in respect of any such provision will remain in full force and effect.
Discharge, Legal Defeasance and Covenant Defeasance
We may be discharged from all of our obligations under the indenture with respect to the outstanding debt securities of any series (except as otherwise provided in the indenture) when:
•either (i) all the debt securities of such series and related coupons, if any, have been delivered to the trustee for cancellation, or (ii) all the debt securities of such series and related coupons, if any, not delivered to the trustee for cancellation:
•have become due and payable;

•will become due and payable at their stated maturity within one year (or, in the case of debt securities that pay interest at a floating rate, within the remaining term of the then current interest period); or
•are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption;
and we, in the case of clause (ii), have irrevocably deposited or caused to be irrevocably deposited with the trustee, in trust, an amount in U.S. dollars, U.S. government securities or a combination thereof sufficient for payment of all principal of, premium, if any, and interest on those debt securities when due or to the date of redemption, as the case may be; provided, however, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to us within 91 days after the deposit and the trustee is required to return the deposited money to us, our obligations under the indenture with respect to those debt securities will not be deemed terminated or discharged;
•we have paid or caused to be paid all other sums payable by us under the indenture with respect to such series of debt securities;
•we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent relating to the satisfaction, defeasance and discharge of the indenture with respect to such series of debt securities have been complied with; and
•we have delivered to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.
We and any Subsidiary Guarantors may elect (i) to be discharged from our respective obligations with respect to the outstanding debt securities of any series and the provisions of the indenture shall no longer be in effect with respect to debt securities of such series (except as otherwise specified in the indenture) on the 123rd day after the deposit referred to in the first bullet below has been made or (ii) to be released from our obligation to comply with the provisions of the indenture described above under “—Certain Covenants—Limitation on Mortgages and Liens” and “—Limitation on Sale and Leaseback Transactions” and the Events of Default described under the third and fourth bullet points under “—Events of Default” above shall no longer constitute Events of Default with respect to the outstanding debt securities of any series (and, if so specified, any other obligation or restrictive covenant added for the benefit of the holders of such series of debt securities), in either case, if we satisfy each of the following conditions:
•we irrevocably deposit or cause to be irrevocably deposited with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of debt securities of such series money or the equivalent in U.S. government securities (subject to certain conditions provided in the indenture with respect to the option under clause (ii) above only), or any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, for payment of all principal of, premium, if any, interest on, and any mandatory sinking fund payments or analogous payments applicable to, the outstanding debt securities of such series when due;
•such deposit does not cause the trustee with respect to the debt securities of such series to have a conflicting interest with respect to the debt securities of such series;
•such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;
•on the date of such deposit, there is no continuing Event of Default with respect to the debt securities of such series or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series and, with respect to the option under clause (i) above only, no Event of Default with respect to such series under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and
•we deliver to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our election of the option under clause (i) or (ii) above and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.
Notwithstanding the foregoing, if we exercise our option under clause (ii) above and an Event of Default with respect to such series of debt securities under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series of debt securities under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, our obligation to comply with the provisions of the indenture described above under “—Certain Covenants—Limitation on Mortgages and Liens” and “—Limitation on Sale and Leaseback Transactions” and the Events of Default described under the third bullet point under “—Events of Default” with respect to those debt securities will be reinstated.
The Trustee Under the Indenture
We maintain and may maintain ordinary banking relationships in the ordinary course of business with the trustee, Computershare Trust Company, N.A., and its affiliates.
Governing Law; Jury Trial Waiver
The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York. The indenture provides that we, any Subsidiary Guarantors and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities, any Note Guarantees, or any transaction contemplated thereby.
Book-Entry, Delivery and Form
We may issue the debt securities of a series in whole or in part in global form that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. We will make payments of principal of, and premium, if any, and interest on debt securities represented by a global security to the trustee and then by the trustee to the depositary.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the accounts of participants in such system with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant in the depositary’s book-entry registration and transfer system, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of securities take physical delivery of those securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
We will make payments due on any debt securities represented by a global security to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
Neither we nor the trustee (in any of its capacities, including as paying agent) nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that DTC will take any action permitted to be taken by a holder of securities (including the presentation of securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities represented by a global security, DTC will exchange each global security for definitive securities, which it will distribute to its participants.
If the depositary for any of the debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act (or a foreign clearing agency regulated by a foreign financial regulatory authority), and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act (or a foreign clearing agency regulated by a foreign financial regulatory authority) within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of us or the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the debt securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
The information in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Certain Definitions
We have summarized below certain defined terms as used in the indenture. We refer you to the indenture for the full definition of these terms.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Consolidated Net Tangible Assets” means the aggregate amount of assets of us and our Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) minority equity interests in any Subsidiary of ours that is not a Wholly-Owned Subsidiary, all as set forth on or included in the balance sheet of us and our Subsidiaries for our most recent completed fiscal quarter for which internal financial statements are available computed in accordance with GAAP.

“Credit Agreement” means the Credit Agreement, dated as of March 1, 2024, among Owens Corning, the lending institutions party thereto and Wells Fargo Bank, National Association, as administrative agent, and any related notes, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.
“Domestic Subsidiary” means, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any state or territory thereof.
“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.
“GAAP” means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)interest rate agreements, interest rate cap agreements and interest rate collar agreements or other similar agreements or arrangements;
(2)foreign exchange contracts and currency protection agreements or other similar agreements or arrangements; and
(3)any commodity futures contract, commodity option or other similar agreements or arrangements.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)in respect of borrowed money;
(2)evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)in respect of bankers’ acceptances;
(4)representing Capital Lease Obligations;
(5)representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
(6)representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(2)the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Permitted Liens” means:
(1)Liens existing on the date of the indenture;
(2)Liens in favor of us or any of our Subsidiaries;
(3)Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or the Subsidiary;
(4)Liens on property existing at the time of acquisition of the property by us or any Subsidiary of ours, provided that such Liens were in existence prior to the contemplation of such acquisition;
(5)Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(6)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(7)any extension, renewal or replacement of any Lien referred to above; provided that ( a) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the Lien that is extended, renewed or replaced; and
(8)zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of us and our Subsidiaries taken as a whole.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.
“Principal Property” means any manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by us or any of our Subsidiaries (whether owned on the date of the indenture or thereafter acquired) that has a gross book value on the date as of which the determination is being made, without deduction of any depreciation reserves, exceeding 1% of Consolidated Net Tangible Assets.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any Principal Property which has been or is to be sold or transferred by us or any such Subsidiary to such Person with the intention of taking back a lease of such property, except for temporary leases for a term (including renewals at the option of the lessee) of not more than three years and except for leases between us and a Subsidiary of ours or between our Subsidiaries.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.
“Subsidiary” means, with respect to any specified Person:
(1)any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled ( without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•through underwriters or dealers;
•directly to purchasers;
•in a rights offering;
•in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents; or
•through a combination of any of these methods.
The prospectus supplement will include the following information:
•the terms of the offering;
•the names of any underwriters or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price or initial public offering price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•any securities exchanges on which the securities may be listed.
Sale through Underwriters or Dealers
If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Jones Day will pass upon the validity of the securities being offered hereby.
EXPERTS
The financial statements of Owens Corning and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Masonite as of December 31, 2023 and January 1, 2023, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus through the Current Report on Form 8-K filed by Owens Corning on May 15, 2024, and the effectiveness of internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which concludes, among other things, that Masonite did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weakness described therein, which are incorporated by reference herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee	$	*
Rating agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing and distribution expenses		**
Miscellaneous		**
Total	$	**
__________________
*Deferred in reliance upon Rule 456(b) and 457(r).
**These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15 Indemnification of Directors and Officers.
The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such.
Owens Corning is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification rights that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.
Article Tenth of Owens Corning’s amended and restated certificate of incorporation provides that Owens Corning shall, to the fullest extent authorized or permitted by applicable law, indemnify any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise ) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of Owens Corning or by reason of the fact that such person, at the request of Owens Corning, is or was serving as a director, manager, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. No director of Owens Corning shall be personally liable to Owens Corning or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to Owens Corning or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

Article IX of Owens Corning’s fourth amended and restated bylaws provides that Owens Corning shall, to the fullest extent authorized or permitted by applicable law, indemnify any and all persons who may serve or who have served at any time as directors or officers of Owens Corning, or who may serve or at any time have served at the request of Owens Corning as directors, managers, officers, employees or agents of another corporation (including subsidiaries of Owens Corning) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of Owens Corning who at the request of Owens Corning may serve or at any time have served as agents or fiduciaries of an employee benefit plan of Owens Corning or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent to the fullest extent authorized or permitted by applicable law. Owens Corning may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law to the extent authorized or permitted by such law.
In addition to the provisions of the amended and restated articles of incorporation and fourth amended and restated bylaws, Owens Corning has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by the fourth amended and restated bylaws. Owens Corning also maintains directors and officers insurance to insure such persons against certain liabilities.
Item 16 Exhibits
The following is a list of all the exhibits filed as part of this registration statement.

Exhibit No.	Description
1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Owens Corning (incorporated by reference to Exhibit 3.1 of Owens Corning’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2016).

4.2	Fourth Amended and Restated Bylaws of Owens Corning, effective as of June 15, 2023 (incorporated by reference to Exhibit 3.1 of Owens Corning’s Current Report on Form 8-K, filed June 22, 2023).

4.3
Indenture, dated as of June 2, 2009, by and among Owens Corning, the guarantors named therein and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Registration Statement on Form S-3 (File No. 333-159689), filed June 3, 2009).

4.4
Third Supplemental Indenture, dated as of October 22, 2012, by and among Owens Corning, the guarantors named therein and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed October 22, 2012).

4.5
Fourth Supplemental Indenture, dated as of November 12, 2014, by and among Owens Corning, the guarantors named therein and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed November 12, 2014).

4.6
Fifth Supplemental Indenture, dated as of August 8, 2016, by and among Owens Corning, the guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed August 8, 2016).

4.7
Sixth Supplemental Indenture, dated as of October 3, 2016, by and among Owens Corning, the guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Owens Corning and the Additional Registrants named therein (Registration No. 333-202011), filed June 21, 2017).

4.8
Seventh Supplemental Indenture, dated as of February 27, 2017, by and among Owens Corning, the guarantor party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.10 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Owens Corning and the Additional Registrants named therein (Registration No. 333-202011), filed June 21, 2017).

4.9
Eighth Supplemental Indenture, dated as of June 26, 2017, by and among Owens Corning, the guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed June 26, 2017).

4.10
Ninth Supplemental Indenture, dated as of August 23, 2017, by and among Owens Corning, the guarantor party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 to Owens Corning’s Quarterly Report on Form 10-Q, for the quarter ended September 30, 2017).

4.11
Tenth Supplemental Indenture, dated as of January 25, 2018, by and among Owens Corning, the guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed January 25, 2018).

4.12
Eleventh Supplemental Indenture, dated as of August 12, 2019, by and between Owens Corning and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed August 12, 2019).

4.13
Twelfth Supplemental Indenture, dated as of May 12, 2020, by and between Owens Corning and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed May 12, 2020).

4.14
Thirteenth Supplemental Indenture, dated as of May 22, 2024, by and between Owens Corning and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Owens Corning’s Current Report on Form 8-K, filed May 22, 2024).

4.15*	Form of Debt Security.

5.1	Opinion of Jones Day.

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernst & Young LLP.

23.3	Consent of Jones Day (included in Exhibit 5.1).

24.1	Owens Corning Power of Attorney.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

107	Filing Fee Table.
__________________
*To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.
Item 17 Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Filing Fee Table in the effective registration statement;
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on May 28, 2024.

OWENS CORNING
(Registrant)

By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Board Chair, President and Chief Executive	May 28, 2024
Brian D. Chambers	Officer (Principal Executive Officer)

/s/ Todd W. Fister	Executive Vice President and Chief Financial	May 28, 2024
Todd W. Fister	Officer (Principal Financial Officer)

*	Vice President and Controller (Principal	May 28, 2024
Mari K. Doerfler	Accounting Officer)

*	Director	May 28, 2024
Eduardo E. Cordeiro

*	Director	May 28, 2024
Adrienne D. Elsner

*	Director	May 28, 2024
Alfred E. Festa

*	Director	May 28, 2024
Edward F. Lonergan

*	Director	May 28, 2024
Maryann T. Mannen

*	Director	May 28, 2024
Paul E. Martin

*	Director	May 28, 2024
W. Howard Morris

*	Director	May 28, 2024
Suzanne P. Nimocks

*	Director	May 28, 2024
John D. Williams
__________________
*The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Todd W. Fister	May 28, 2024
Todd W. Fister
Attorney-in-Fact